                                                                    Exhibit 99.1

               ILINC ANNOUNCES SECOND QUARTER FISCAL 2008 RESULTS

SECOND QUARTER HIGHLIGHTS AND RECENT EVENTS
      o Generated total revenue of $3.9 million, an increase of 13 percent over the same three-month period last year
      o     Increased license revenue from software sales by 33 percent to $1.2 million, compared to the second quarter of fiscal year 2007
      o     Audio conferencing revenue declined more than the seasonal average
      o     Reported income from operations of $121,000
      o Reported net loss before tax of $217,000, the result of continued investment in sales and marketing activities intended to foster revenue growth
      o Achieved combined cash and certificate of deposit balance of $1.6 million, and continued positive cash flow with Adjusted EBITDA(1) of $1 million through first half of fiscal year
      o Sales pipeline at record levels as a result of changes in sales leadership and indirect sales model

PHOENIX, Arizona (October 25, 2007) - iLinc Communications, Inc. (AMEX:ILC), a leading developer of Web conferencing software and audio conferencing services, today announced results for the second quarter of fiscal year 2008 ended September 30, 2007.

For the three months ended September 30, 2007, total revenue increased 13 percent to $3.9 million, compared with revenues of $3.5 million for the same three-month period last year. Revenues increased 14 percent to $8.0 million for the six months ended September 30, 2007, compared with revenues of $7.1 million for the same six-month period last year.

Gross profit increased 18 percent to $2.7 million (or 68 percent of total revenue) for the three months ended September 30, 2007, from $2.3 million (or 65 percent of total revenue) for the three months ended September 30, 2006. Gross profit increased 19 percent to $5.5 million (or 68 percent of total revenue) for the six months ended September 30, 2007, from $4.6 million (or 65 percent of total revenue) for the six months ended September 30, 2006.

Income from operations decreased 78 percent to $121,000, compared to income from operations of $539,000 for the same three-month period last year. Income from operations decreased 45 percent to $598,000, compared to income from operations of $1.1 million for the same six-month period in the prior fiscal year.

We recorded a net loss of $239,000, or ($0.01) per basic and diluted share for the three months ended September 30, 2007, as compared to net income of $156,000, or break-even per basic and diluted share for the same three-month period ended September 30, 2006. For the six months ended September 30, 2007, we reported a net loss of $161,000, or ($0.01) per basic and diluted share as compared to net income of $290,000, or $0.01 per basic and diluted share for the six months ended September 30, 2006.

The Company reported Adjusted EBITDA(1) of $352,000 and $1.0 million for the three and six months ended September 30, 2007, respectively.

"We are pleased to report consistently increasing revenues, including a 33 percent increase in software license revenues that exceeds Web conferencing industry growth rates," said James M. Powers, Jr., President and Chief Executive Officer of iLinc Communications. "Total revenue for the quarter was up a respectable 13 percent over the same three-month period last year. This overall growth in total revenue comes despite seasonal declines in audio conferencing revenue as well as declines in other non-core services.

The changes made in January to the sales leadership and continued enhancements to the sales staff that were implemented in the first quarter are beginning to produce more predictable revenue trends. We recently closed our largest sale in the history of iLinc to a Fortune 100 customer and have grown our pipeline dramatically over the past two quarters. Additionally, we achieved record software sales transactions during the quarter, booking 56 contracts. However, even with 33 percent software license sales growth for the quarter, three large transactions that had been targeted to close in the September quarter were delayed, and are now anticipated to close in the third quarter. As a result of changes in the competitive landscape, we expect that our growing pipeline will provide an increased number of large deals that will drive our average sales price above the levels attained thus far and continue to advance revenues exceeding the projected industry growth rates in the remainder of our fiscal 2008 year."

Dr. Powers continued, "There have been many changes in the Web conferencing industry over the past six months. With the acquisition of the market share leader WebEx by Cisco for over 8 times revenue, or the most recent acquisition by AT&T of Interwise (a VoIP-focused Web conferencing provider), iLinc remains one of the very few, if not the only publicly-traded Web conferencing providers with the ability to deliver enterprise-class Web conferencing software solutions. We are doing everything we can to capitalize upon the opportunity presented by these industry changes, including providing an alternative to customers who feel threatened or even abandoned by these recent industry events. Specifically, some of the larger transactions in our growing pipeline are the direct consequence of these industry changes, momentum we expect to continue to seize upon in the coming quarters."

Added Dr. Powers, "Furthermore, from a strategic standpoint, as a supplement to our direct sales strategy, we are also actively seeking new integration and distribution partnerships that have recently revealed themselves as a part of the accelerating Unified Communications ("UC") land rush. As indicated in the recent Gartner Magic Quadrant for Unified Communications, 2007(2) report, Unified Communication systems include four key components; telecommunications (i.e., IP-PBX and VoIP), videoconferencing, unified messaging (email, voicemail and instant messaging), and Web conferencing. Given Web conferencing's continued importance, iLinc has embarked on an indirect distribution and partnership strategy that positions iLinc as a key provider of critical Web conferencing software for those engaged in a UC strategy. We hope to soon become the core technology partner of those who compete with Cisco`s Web conferencing product, making iLinc the core Web conferencing component on a private-labeled basis. Examples would include those companies in the IP-PBX sector, who are in need of enterprise-class Web conferencing software capable of rivaling Cisco in the marketplace.

To support our UC integration strategy and our overall sales efforts, we continue to enhance our award-winning Web conferencing product. We recently launched iLinc 9, a version that included a new fully native MAC client, and multi-window two-way video; enhancements that we believe directly support our UC integration strategy as our product is designed to be fully accessible from other platforms on either a POWERED BY ILINC or a private labeled basis. We remain confident in the growth plans we established for the 2008 fiscal year and expect continued gains in revenue, earnings from operations and net income," concluded Dr. Powers.

James L. Dunn, Jr., Senior Vice President and Chief Financial Officer of iLinc Communications, said, "We continue to invest in innovation and marketing expansion activities that we believe will result in increasing revenue, and that investment is evident in the increase in R&D and sales and marketing expenses. However we are on track with budgeted expenditures, and while we posted a slight loss in the second quarter, we expect to return to profitability in our third and fourth quarters of this fiscal year. We continue to monitor expenses and manage cash flow, which has resulted in consistent cash and cash equivalent balances this quarter. At this level of sales and with an expectation to continue revenue growth, we see no need for additional capital at this time.

As high margin software license sales continue to increase, we expect to see improved gross profit and operating margins, resulting in more meaningful net income. We remain well-positioned in the marketplace from an operational and financial standpoint to achieve the goals we established for the 2008 fiscal year, and the changes in the competitive landscape only serve to bolster our enthusiasm and overall confidence," concluded Mr. Dunn.

GUIDANCE

The following contains forward-looking guidance regarding iLinc's financial outlook. The following statements are based on current expectations.

o For the fiscal year ending March 31, 2008, iLinc anticipates revenues in the range of $17 million to $18 million.
o For the fiscal year ending March 31, 2008, with these projected revenues, we anticipate net income in the range of $500,000 to $1 million.

A Webcast of iLinc Communications' second quarter fiscal 2008 conference call will be hosted live at 11:00 a.m. Eastern time on October 25, 2007. Interested parties may participate in the iLinc online meeting and/or listen to the audio portion via the telephone. To join the live online session and to see the presentation, please go to HTTP://IR.ILINC.COM/PUBLIC/JOIN and follow the login instructions. To hear the audio portion of the meeting, call 1-800-621-2411 and refer to confirmation number 19497807. A replay of the event will be available online shortly after the call through the Company's Web site at WWW.ILINC.COM.

CONTACT:     JAMES M. POWERS, JR.
             PRESIDENT AND CHIEF EXECUTIVE OFFICER
             (602) 952-1200

             JAMES L. DUNN, JR.
             SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
             (602) 952-1200

(1) EXPLANATION OF ADJUSTED EBITDA, A NON-GAAP FINANCIAL MEASURE
We report adjusted EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of net income to adjusted EBITDA is as follows for the three months and six months ended September 30, 2007 and 2006.

                                                         THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                       2007            2006               2007             2006
                                                           (IN THOUSANDS)                    (IN THOUSANDS)
Net (loss) income............................       $     (239)      $      156        $     (161)      $      290
Non-cash charges and credits:
Interest expense.............................              344              397               695              798
Financing and late fees......................                2                7                15               23
Warrant expense..............................               --               --                21               15
Gain on debt settlement......................               --               (8)               --               (8)
Gain on sale of assets.......................               (3)              (3)               (3)              (3)
Interest income..............................               (6)             (13)              (13)             (16)
Stock compensation expense...................               60               46                96               73
Income tax expense...........................               22               --                43               --
Depreciation.................................               70               55               136              226
Amortization.................................              102              117               197              234
                                                  --------------   --------------    --------------   --------------
        Adjusted EBITDA......................       $      352       $      754        $    1,026       $    1,632
                                                  ==============   ==============    ==============   ==============

(2) REPORT OF GARTNER, INC., MAGIC QUADRANT FOR UNIFIED COMMUNICATIONS, 2007 BY BERN ELLIOT, AUGUST 20, 2007. Please note that iLinc was not named in this report. The Magic Quadrant is copyrighted May, 2007 by Gartner, Inc. and is reused with permission. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action.

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing solutions for highly secure and cost-effective online meetings, presentations, and training sessions. The Company's technology allows people in diverse locations to communicate and collaborate online while avoiding the expense, environmental damage, and productivity losses associated with travel. iLinc provides an award-winning, enterprise-wide suite of Web, audio and video conferencing solutions that can be scaled up or down to meet the needs of any size organization. Offering the industry's most flexible pricing models, iLinc gives organizations the power to choose an on-premise installed, on-demand hosted, or hybrid solution--whichever model delivers the highest ROI for the customer. iLinc is headquartered in Phoenix, Ariz. with offices in Troy, New York and Salt Lake City, Utah.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, iReduce, iLinc Enterprise Unlimited and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.


                                            ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                                               --------------------------------  --------------------------------
                                                                    2007             2006             2007             2006
                                                               ---------------  ---------------  ---------------  ---------------
Revenues
    Software licenses...................................        $       1,218    $         916    $       2,370    $       2,150
    Subscription licenses and audio services............                1,987            1,841            4,311            3,609
    Maintenance and professional services...............                  699              694            1,347            1,297
                                                               ---------------  ---------------  ---------------  ---------------
        Total revenues..................................                3,904            3,451            8,028            7,056
                                                               ---------------  ---------------  ---------------  ---------------

Cost of revenues
   Software licenses....................................                   --               36               67               81
   Subscription licenses and audio services.............                  988              867            1,990            1,843
   Maintenance and professional services................                  208              230              392              400
   Amortization of technology...........................                   52               67               97              134
                                                               ---------------  ---------------  ---------------  ---------------
       Total cost of revenues...........................                1,248            1,200            2,546            2,458
                                                               ---------------  ---------------  ---------------  ---------------

Gross profit                                                            2,656            2,251            5,482            4,598
                                                               ---------------  ---------------  ---------------  ---------------

Operating expenses
   Research and development.............................                  566              294              951              598
   Sales and marketing..................................                1,370              756            2,622            1,614
   General and administrative...........................                  599              662            1,311            1,296
                                                               ---------------  ---------------  ---------------  ---------------
       Total operating expenses.........................                2,535            1,712            4,884            3,508
                                                               ---------------  ---------------  ---------------  ---------------

Income from operations..................................                  121              539              598            1,090

   Interest expense.....................................                 (263)            (246)            (533)            (497)
   Amortization of beneficial debt conversion...........                  (81)            (151)            (162)            (301)
                                                               ---------------  ---------------  ---------------  ---------------
       Total interest expense...........................                 (344)            (397)            (695)            (798)
   Interest income (charges) and other..................                    6               15              (21)             (12)
                                                               ---------------  ---------------  ---------------  ---------------
   (Loss) income from continuing operations before
       income taxes ....................................                 (217)             157             (118)             280
   Income taxes.........................................                  (22)              --              (43)              --
                                                               ---------------  ---------------  ---------------  ---------------

(Loss) income from continuing operations................                 (239)             157             (161)             280
 Income from discontinued operations....................                   --               (1)              --               10
                                                               ---------------  ---------------  ---------------  ---------------

Net (loss) income.......................................        $        (239)   $         156    $        (161)   $         290
   Series A and B preferred stock dividends.............                  (34)             (40)             (69)             (79)
                                                               ---------------  ---------------  ---------------  ---------------
(Loss) income available to common shareholders..........        $        (273)   $         116    $        (230)   $         211
                                                               ===============  ===============  ===============  ===============
(Loss) income per common share, basic and diluted
   From continuing operations...........................        $       (0.01)   $          --    $       (0.01)   $        0.01
   From discontinued operations.........................                   --               --               --               --
                                                               ---------------  ---------------  ---------------  ---------------
       (Loss) income per common share...................        $       (0.01)   $          --    $       (0.01)   $        0.01
                                                               ===============  ===============  ===============  ===============

Number of shares used in calculation of (loss) income
   per share,
   Basic................................................               33,724           33,020           33,655           30,919
                                                               ===============  ===============  ===============  ===============
   Diluted..............................................               33,724           33,227           33,655           31,104
                                                               ===============  ===============  ===============  ===============


                                          ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                               (IN THOUSANDS, EXCEPT SHARE DATA)
                                                          (UNAUDITED)

                                                                                               SEPTEMBER 30,      MARCH 31,
                                                                                                   2007             2007
                                                                                              ---------------  ---------------
ASSETS
Current assets:
   Cash and cash equivalents.............................................................      $       1,121    $       1,057
   Certificate of deposit................................................................                516              504
   Accounts receivable, net of allowance for doubtful accounts of $142 and $117 at
     September 30 and March 31, 2007, respectively.......................................              2,723            2,530
   Note receivable.......................................................................                 --               14
   Prepaid and other current assets......................................................                676              766
                                                                                              ---------------  ---------------
     Total current assets................................................................              5,036            4,871

   Property and equipment, net...........................................................                776              691
   Goodwill..............................................................................             11,206           11,206
   Intangible assets, net................................................................              1,561            1,556
   Other assets..........................................................................                 14               14
                                                                                              ---------------  ---------------
     Total assets........................................................................      $      18,593    $      18,338
                                                                                              ===============  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt.....................................................      $          95    $         143
   Accounts payable trade................................................................              1,516            1,169
   Accrued liabilities...................................................................                912            1,119
   Current portion of capital lease liabilities..........................................                 92               45
   Deferred revenue......................................................................              1,565            1,483
                                                                                              ---------------  ---------------
     Total current liabilities...........................................................              4,180            3,959

Long term debt, less current maturities, net of discount and beneficial conversion
   feature of $892 and $993, at September 30 and March 31, 2007, respectively............              7,472            7,406
Capital lease liabilities, less current maturities.......................................                261              223
Deferred tax liability...................................................................                342              299
                                                                                              ---------------  ---------------
     Total liabilities...................................................................             12,255           11,887
                                                                                              ---------------  ---------------

SHAREHOLDERS' EQUITY:
 Preferred stock series A & B, 10,000,000 shares authorized:
   Series A preferred stock, $.001 par value, 105,000 and 115,000 shares issued and outstanding, liquidation preference of $1,050,000 and $1,150,000 at September 30
     and March 31, 2007, respectively....................................................                 --               --
   Series B preferred stock, $.001 par value, 59,500 shares issued and outstanding,
     liquidation preference of $595,000..................................................                 --               --
 Common stock, $.001 par value 100,000,000 shares authorized 35,267,105 and 35,017,843
     issued at September 30 and March 31, 2007, respectively.............................                 35               35
   Additional paid-in capital............................................................             46,730           46,614
   Accumulated deficit...................................................................            (39,019)         (38,790)
   Less:  1,432,412 treasury shares at cost..............................................             (1,408)          (1,408)
                                                                                              ---------------  ---------------
     Total shareholders' equity..........................................................              6,338            6,451
                                                                                              ---------------  ---------------
     Total liabilities and shareholders' equity..........................................      $      18,593    $      18,338
                                                                                              ===============  ===============